EXHIBIT 1(i)


                     AMENDMENT NO. 8 TO DECLARATION OF TRUST
                           OF BT INVESTMENT PORTFOLIOS

                           DATED AS OF MARCH 26, 1997

         The undersigned, being a majority of the Trustees of BT Investment Portfolios (the "Trust"), a trust established under the laws of the State of New York pursuant to a Declaration of Trust dated as of March 27, 1993 (the "Declaration"), pursuant to the last paragraph of Section 10.4 of the Declaration, the Trustees hereby amend the series designation appended to the Declaration of Trust of the Trust in order to redesignate BT RetirementPlus Portfolio as BT PreservationPlus Portfolio. The series of the Trust shall be as follows:

         Asset Management Portfolio II
         Asset Management Portfolio III
         BT PreservationPlus Portfolio
         Equity 500 Equal Weighted Index Portfolio
         E.A.F E.[REGISTERED TRADEMARK] Equity Index Portfolio
         European Equity Portfolio
         Global High Yield Securities Portfolio
         International Bond Portfolio
         Latin American Equity Portfolio
         Liquid Assets Portfolio
         100% Treasury Portfolio
         Pacific Basin Equity Portfolio
         Small Cap Portfolio
         Small Cap Index Portfolio
         U.S. Bond Index Portfolio

         An Interest (as defined in the Declaration) in each series of the Trust shall have the relative rights and preferences as are set forth in Sections 6.1 through 6.4 of the Declaration.

         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of March 26, 1997.



                                    --------------------------------
                                    Philip W. Coolidge
                                    As Trustee, and not Individually


                                    /s/ Charles P. Biggar
                                    --------------------------------
                                    Charles P. Biggar
                                    As Trustee, and not Individually


                                    /s/ S. Leland Dill
                                    ---------------------------------
                                    S. Leland Dill
                                    As Trustee, and not Individually


                                    /s/ Philip Saunders, Jr.
                                    ---------------------------------
                                    Philip Saunders, Jr.
                                    As Trustee, and not Individually